UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On December 20, 2018, the Board of Directors of Citizens & Northern Corporation (the “Corporation”) adopted Amendment No. 5 to the Corporation’s 1995 Stock Incentive Plan and Amendment No. 2 to the Corporation’s Independent Directors Stock Incentive Plan to permit award participants under the Plans to satisfy tax withholding obligations by having the Corporation withhold shares of common stock otherwise issuable to the participant or by delivering shares of common stock previously owned by participant. Amendment No. 2 to the Corporation’s Independent Directors Stock Incentive Plan also provides that the Plan will be administered by the Compensation Committee of the Board of Directors rather than the Executive Committee of the Board.

In all other respects, the 1995 Stock Incentive Plan, as amended, and the Independent Directors Stock Incentive Plan, as amended, remain in full force and effect.

The above summary of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Amendment No. 5 to Citizens & Northern Corporation 1995 Stock Incentive Plan.

	10.2	Amendment No. 2 to Citizens & Northern Corporation Independent Directors Stock Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date:	December 20, 2018	By:	/s/ Mark A. Hughes
Treasurer and Chief Financial Officer